B&H-Photomatrix Business Agreement

                                December 29, 1997


This document defines the business relationship and conditions between Bell & Howell and Photomatrix whereby Bell & Howell will become the exclusive agent, excluding those listed below as exceptions, to sell Photomatrix peripheral scanners to Distributors and Valued Added Resellers in the defined territory. This agreement will become an addendum to the existing agreement between Bell & Howell and Photomatrix. The following provides definitions, conditions and quantity commitments under this agreement.

         General Definitions

                  Territory
                         Worldwide for selling purpose and North America (USA and Canada) relative to exclusive agent aspect

                  Product
                         All document scanner peripherals, including presently available Vision Series 5104, 5120 and 5154, defined as PS100, PS120 and PS150 by Bell & Howell. The 200 PPM scanner (Model 9020) will be made available, subject tot he conditions stated under Quantity Commitment. As other Vision Series scanner peripherals become available, such will be added to the list of products.

                  Sales Channel

                           Distribution is defined as those companies which buy and resell to a Valued Added Reseller (VAR).

                           VAR is defined as those companies which buy from the Distributor, adds some level of value and resells to the end user.

                           Direct is defined as selling to the end user.

                  Market Segment
                           Service Bureau is an end user company whose primary business is to provide scanning services to other companies.

                  Time Period
                           This agreement will commence January 1, 1998 and be in effect through June 30, 1998.


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                 Conditions
                           Photomatrix will:

                                    Sell scanner peripherals and turnkey systems
                                    to  the  Service   Bureau  market   segment,
                                    utilizing its Direct Sales organization.

                                    Not   sell   scanner   peripherals   to  any
                                    Distributor, VAR or End User, with the exception of the following:

                                    Distributor:  Amitech,  ImageMax, IBM, IKON,
                                    Bluebird
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                  VAR: Lockheed Martin/Grumman

                  End User: BlueCross/BlueShield of GA, Gigante and DScan are end users in Mexico

                  Provide  product   service  to  Photomatrix   Vision  Services
                  customers only.

                  Provide service assistance to B&H upon request.

         Bell & Howell will:

                  Provide  all  necessary   product   training  to  their  Sales
                  organization and Distributors.

                  Sell scanner peripherals to any Distributor or VAR not listed above as an exception.

                  Sell,  through  their  Distributor/VAR   network,  to  Service
                  Bureaus.

                  Be responsible for all promotions, collateral materials, sales tools, advertising and products for evaluation.

                  Establish a service escalation plan to minimize downtime at the end user.

                  Provide to Photomatrix a monthly report to reflect the quantity of each scanner model sold each month and the month ending inventory of each model.

                  Provide a six (6) month blanket purchase order and authorize releases against such by issuing a purchase order with product definition and ship to address.

                  Provide product service to its PS customers only.

Quantity Commitment

         In consideration of the above, Bell & Howell will commit to purchase the following quantities of document scanners during the time period and under the method noted:



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Time Period                   Quantity                    Method

December 1997                    8           Purchase Order to ship in December
January 1998 - June 1998         54          1997 Blanket Purchase Order with
                                             individual PO to release for
                                             shipment

         Bell & Howell, IMPG                        Photomatrix Corporation

By:________________________________         By:________________________________
             Bob Honn                                    Dell D. Glover
Title:   Product Marketing Manager            Vice President, Marketing & Sales

Date:                                      Date: